Exhibit 99.1

TTM Technologies, Inc., Q2’20	Contact:
Sameer Desai,
Senior Director, Corporate Development & Investor Relations
Sameer.desai@ttmtech.com
714-327-3050

TTM Technologies, Inc. Reports Fiscal Third Quarter 2020 Results

Santa Ana, CA – October 28, 2020 – TTM Technologies, Inc. (NASDAQ:TTMI), a leading global printed circuit board (“PCB”) and radio frequency (“RF”) components manufacturer, today reported results for the third quarter of fiscal 2020, which ended on September 28, 2020.

On April 19th, 2020, TTM completed the previously announced sale of its Mobility business unit. The operating results and related assets and liabilities of the Mobility business under US GAAP are presented as discontinued operations for all periods. Non-GAAP results do not include Mobility results but still include the two E-MS plants being shut down. Please refer to the earnings schedule for additional details on exited businesses and continuing operations.

Third Quarter 2020 Highlights

•	Net sales were $513.6 million

•	GAAP net loss of $41.5 million, or ($0.39) per diluted share, inclusive of a goodwill impairment charge of $69.2 million

•	Non-GAAP net income was $26.8 million, or $0.25 per diluted share

•	Cash flow from operations of $84.8 million

•	Received all remaining proceeds from Mobility sale and repaid $400 million of Term Loan B

•	Leverage ratio at September 28th was 1.6x defined as net debt/last twelve months EBITDA excluding Mobility

Third Quarter 2020 GAAP Financial Results

Net sales from continuing operations for the third quarter of 2020 were $513.6 million, compared to $534.2 million in the third quarter of 2019.

GAAP operating loss from continuing operations for the third quarter of 2020 was $40.3 million, inclusive of a goodwill impairment charge of $69.2 million. This compares to GAAP operating income of $21.1 million in the third quarter of 2019.

GAAP net loss for the third quarter of 2020 was $41.5 million, or ($0.39) per diluted share, compared to net income of $15.9 million, or $0.15 per diluted share in the third quarter of 2019.

Third Quarter 2020 Non-GAAP Financial Results

On a non-GAAP basis, net income for the third quarter of 2020 was $26.8 million, or $0.25 per diluted share. This compares to non-GAAP net income of $23.2 million, or $0.22 per diluted share, for the third quarter of 2019.

Adjusted EBITDA for the third quarter of 2020 was $67.2 million, or 13.1 percent of net sales, compared to adjusted EBITDA of $66.7 million, or 12.5 percent of net sales, for the third quarter of 2019.

“In the third quarter, TTM demonstrated excellent operational execution to deliver revenue and earnings above the previously guided range. The diversified mix of end markets that we serve enabled the PCB segment to grow revenues and outperform profit expectations due to solid growth in the data center and defense end markets despite weakness in the commercial aerospace end market,” said Tom Edman, CEO of TTM. “Additionally, strict financial discipline led to strong operating cash flow in the quarter driving our net debt leverage ratio down to 1.6x.”

TTM Technologies, Inc., Q2’20	Contact:
Sameer Desai,
Senior Director, Corporate Development & Investor Relations
Sameer.desai@ttmtech.com
714-327-3050

Business Outlook

TTM estimates that revenue for the fourth quarter of 2020 will be in the range of $490 million to $530 million, and non-GAAP net income will be in the range of $0.22 to $0.28 per diluted share. This guidance continues to include the E-MS business unit while that business winds down.

Live Webcast/Conference Call

TTM will host a conference call and webcast to discuss third quarter 2020 results and the fourth quarter 2020 outlook on Wednesday, October 28, 2020, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call will include forward-looking statements.

Telephone access is available by dialing domestic 800-367-2403 or international 334-777-6978 (ID 9148146). The conference call also will be webcast on TTM’s website at www.ttm.com.

To Access a Replay of the Webcast

The replay of the webcast will remain accessible for one week following the live event on TTM’s website at www.ttm.com.

About TTM

TTM Technologies, Inc. is a leading global printed circuit board manufacturer, focusing on quick-turn and volume production of technologically advanced PCBs and backplane assemblies as well as a global designer and manufacturer of high-frequency radio frequency (RF) and microwave components and assemblies. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

Forward-Looking Statements

This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, the impact of COVID-19, general market and economic conditions, including interest rates, currency exchange rates and consumer spending, demand for TTM’s products, market pressures on prices of TTM’s products, warranty claims, changes in product mix, contemplated significant capital expenditures and related financing requirements, TTM’s dependence upon a small number of customers and other factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC.

About Our Non-GAAP Financial Measures

This release includes information about TTM’s adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share, all of which are non-GAAP financial measures. TTM presents non-GAAP financial information to enable investors to see TTM through the eyes of management and to provide better insight into TTM’s ongoing financial performance.

TTM Technologies, Inc., Q2’20	Contact:
Sameer Desai,
Senior Director, Corporate Development & Investor Relations
Sameer.desai@ttmtech.com
714-327-3050

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. TTM compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

With respect to the Company’s outlook for non-GAAP net income per diluted share, we are unable to predict with reasonable certainty or without unreasonable effort certain items that may affect a comparable measure calculated and presented in accordance with GAAP. Our expected non-GAAP net income per diluted share excludes primarily the future impact of restructuring actions, impairment charges, unusual gains and losses, and tax adjustments. These reconciling items are highly variable and difficult to predict due to various factors outside of management’s control and could have a material impact on our future period net income per diluted share calculated and presented in accordance with GAAP. Accordingly, a reconciliation of non-GAAP net income per diluted share to a comparable measure calculated and presented in accordance with GAAP is not available without unreasonable effort and has not been provided.

- Tables Follow -

TTM TECHNOLOGIES, INC.

Selected Unaudited Financial Information

(In thousands, except per share data)

	Third Quarter		First Three Quarters
	2020	2019*	2020	2019*
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
Net sales	$513,576	$534,173	$1,581,520	$1,597,495
Cost of goods sold	424,298	448,915	1,310,470	1,320,563

Gross profit	89,278	85,258	271,050	276,932

Operating expenses:
Selling and marketing	15,895	17,153	48,033	51,611
General and administrative	27,998	33,104	95,646	92,091
Research and development	5,223	4,358	15,166	13,570
Amortization of definite-lived intangibles	10,126	9,500	29,249	36,245
Restructuring charges	1,088	12	14,830	3,176
Impairment of goodwill	69,200	—	69,200	—

Total operating expenses	129,530	64,127	272,124	196,693

Operating (loss) income	(40,252)	21,131	(1,074)	80,239
Interest expense	(20,204)	(20,423)	(58,557)	(62,111)
Other, net	(2,316)	5,875	641	8,525

(Loss) income from continuing operations before income taxes	(62,772)	6,583	(58,990)	26,653
Income tax benefit (provision)	1,300	(4,190)	3,644	(5,529)

Net (loss) income from continuing operations	(61,472)	2,393	(55,346)	21,124
Income (loss) from discontinued operations, net of income taxes	20,021	13,477	193,921	(5,082)

Net (loss) income	$(41,451)	$15,870	$138,575	$16,042

* Reclassified Research and development expenses as a separate line item from General and administrative expenses
(Loss) earnings per share:
Basic (loss) earnings per share from continuing operations	$(0.58)	$0.02	$(0.52)	$0.20
Basic earnings (loss) per share from discontinued operations	0.19	0.13	1.83	(0.05)

Basic (loss) earnings per share	$(0.39)	$0.15	$1.31	$0.15

Diluted (loss) earnings per share from continuing operations	$(0.58)	$0.02	$(0.52)	$0.20
Diluted earnings (loss) per share from discontinued operations	0.19	0.13	1.83	(0.05)

Diluted (loss) earnings per share	$(0.39)	$0.15	$1.31	$0.15

Weighted-average shares used in computing per share amounts:
Basic	106,729	105,492	106,130	105,092
Diluted	106,729	106,474	106,130	106,065
Reconciliation of the denominator used to calculate basic earnings per share and diluted earnings per share:
Weighted-average shares outstanding		105,492		105,092
Dilutive effect of performance-based stock units, restricted stock units & stock options		982		973

Diluted shares		106,474		106,065

SELECTED BALANCE SHEET DATA

	September 28, 2020	December 30, 2019
Cash and cash equivalents, including restricted cash[1]	$663,285	$379,818
Accounts and notes receivable, net	374,971	503,598
Contract assets	281,663	254,600
Inventories	127,588	113,753
Current assets held for sale	—	67,572
Total current assets	1,486,177	1,342,684
Property, plant and equipment, net	654,837	678,201
Operating lease right of use asset	22,993	22,173
Non-current assets held for sale	—	425,597
Other non-current assets	984,407	1,092,278
Total assets	3,148,414	3,560,933
Short-term debt, including current portion of long-term debt	$249,975	$249,975
Accounts payable	341,505	329,866
Current liabilities held for sale	—	185,391
Total current liabilities	787,322	946,666
Debt, net of discount	840,023	1,225,962
Non-current liabilities held for sale	—	1,530
Total long-term liabilities	961,789	1,335,230
Total equity	1,399,303	1,279,037
Total liabilities and equity	3,148,414	3,560,933

SUPPLEMENTAL DATA
	Third Quarter		First Three Quarters
	2020	2019	2020	2019
Gross margin	17.4%	16.0%	17.1%	17.3%
Operating margin	(7.8)%	4.0%	(0.1)%	5.0%
Stock-based Compensation:

	Third Quarter
	2020	2019
Amount included in:
Cost of goods sold	$1,173	$937
Selling and marketing	557	574
General and administrative	2,705	3,089
Research and development	44	62

Total stock-based compensation expense	$4,479	$4,662

RECONCILIATIONS[2]

	Third Quarter		First Three Quarters
	2020	2019	2020	2019
Non-GAAP gross profit reconciliation[3]:
GAAP gross profit from continuing operations	$89,278	$85,258	$271,050	$276,932
Add back item:
Amortization of definite-lived intangibles	1,384	1,180	4,151	3,539
Accelerated depreciation	2,539	—	4,936	—
Stock-based compensation	1,173	937	2,647	2,210

Non-GAAP gross profit	$94,374	$87,375	$282,784	$282,681

Non-GAAP gross margin	18.4%	16.4%	17.9%	17.7%
Non-GAAP operating income reconciliation[4]:
GAAP operating (loss) income from continuing operations	$(40,252)	$21,131	$(1,074)	$80,239
Add back items:
Amortization of definite-lived intangibles	11,510	10,680	33,400	39,784
Accelerated depreciation	2,940	—	5,694	—
Stock-based compensation	4,479	4,662	11,961	12,190
Impairments, restructuring, acquisition-related, and other charges	68,270	1,532	84,139	5,761

Non-GAAP operating income	$46,947	$38,005	$134,120	$137,974

Non-GAAP operating margin	9.1%	7.1%	8.5%	8.6%
Non-GAAP net income and EPS reconciliation[5]:
GAAP net (loss) income from continuing operations	$(61,472)	$2,393	$(55,346)	$21,124
Add back items:
Amortization of definite-lived intangibles	11,510	10,680	33,400	39,784
Accelerated depreciation	2,940	—	5,694	—
Stock-based compensation	4,479	4,662	11,961	12,190
Non-cash interest expense	7,332	3,452	14,489	10,787
(Gain) on sale of assets	(199)	(251)	(706)	(3,557)
Impairments, restructuring, acquisition-related, and other charges	68,270	1,532	84,139	5,761
Income taxes[6]	(6,081)	725	(17,188)	(6,436)

Non-GAAP net income	$26,779	$23,193	$76,443	$79,653

Non-GAAP earnings per diluted share	$0.25	$0.22	$0.72	$0.75
Adjusted EBITDA reconciliation[7]:
GAAP net (loss) income from continuing operations	$(61,472)	$2,393	$(55,346)	$21,124
Add back items:
Income tax (benefit) provision	(1,300)	4,190	(3,644)	5,529
Interest expense	20,204	20,423	58,557	62,111
Amortization of definite-lived intangibles	11,510	10,680	33,400	39,784
Depreciation expense	25,669	23,031	75,797	69,957
Stock-based compensation	4,479	4,662	11,961	12,190
(Gain) on sale of assets	(199)	(251)	(706)	(3,557)
Impairments, restructuring, acquisition-related, and other charges	68,270	1,532	84,139	5,761

Adjusted EBITDA	$67,161	$66,660	$204,158	$212,899

Adjusted EBITDA margin	13.1%	12.5%	12.9%	13.3%
Free cash flow reconciliation, including Mobility:
Operating cash flow	84,776	58,742	231,685	181,789
Capital expenditures, net	(29,067)	(25,803)	(83,888)	(88,990)

Free cash flow	$55,709	$32,939	$147,797	$92,799

[1]	Includes restricted cash of $249,975 as of September 28, 2020.
[2]

This information provides a reconciliation of non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP EPS, and adjusted EBITDA to the financial information in our consolidated condensed statements of operations.

[3]	Non-GAAP gross profit and gross margin measures exclude amortization of intangibles, accelerated depreciation due to restructuring of two E-M Solutions plants, and stock-based compensation expense.
[4]

Non-GAAP operating income and operating margin measures exclude amortization of intangibles, accelerated depreciation due to restructuring of two E-M Solutions plants, stock-based compensation expense, impairment of goodwill, acquisition-related costs, restructuring and other charges.

[5]

This information provides non-GAAP net income and non-GAAP EPS, which are non-GAAP financial measures. Management believes that both measures — which add back amortization of intangibles, accelerated depreciation due to restructuring of two E-M Solutions plants, stock-based compensation expense, non-cash interest expense on debt (before consideration of capitalized interest), gain on sale of assets, impairment of goodwill, acquisition-related costs, restructuring and other charges as well as the associated tax impact of these charges and discrete tax items — provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations.

[6]	Income tax adjustments reflect the difference between income taxes based on a non-GAAP tax rate and a forecasted annual GAAP tax rate.
[7]

Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization of intangibles, stock-based compensation expense, gain on sale of assets, impairment of goodwill, acquisition-related costs, restructuring and other charges. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.